STOCKHOLDER PLEDGE AND SECURITY AGREEMENT

STOCKHOLDER PLEDGE AND SECURITY AGREEMENT (“Agreement”) dated as of February 28, 2006, made by ______________ (“Pledgor”), in favor of the Investors identified on Exhibit A hereto (collectively, the “Investors”).

WITNESSETH;

WHEREAS, Pledgor is a principal shareholder or an affiliate of an officer and director of Neonode, Inc., a Delaware corporation (“Neonode”);

WHEREAS, Neonode plans to issue certain secured notes, dated as of the date hereof, to each of the Investors (the “Notes”);

WHEREAS, Pledgor is executing and delivering this Agreement, granting to the Investors a security interest in the shares of Neonode listed on Exhibit B hereto owned by Pledgor (the “Pledged Shares”), to secure Neonode’s obligations to the Investors under the Notes and this Agreement;

WHEREAS, Pledgor has determined that the execution, delivery and performance of this Agreement directly benefits Pledgor and is in its best interests as a principal shareholder of Neonode:

WHEREAS, the Investors have appointed AIGH Investment Partners, LLC (“AIGH”), and AIGH has agreed to so act, as the pledgeholder (the “Pledgeholder”) for and on behalf of the Investors and as the Investors’ agent for purposes of this Agreement;

WHEREAS, the affiliates of Pledgor have guaranteed certain of Pledgor’s Obligations hereunder; and

WHEREAS, the term “Default” shall mean any material breach of any of Neonode’s obligations under the Notes or Pledgor’s representations, warranties or covenants contained herein, the term “affiliate” means persons controlling, controlled by or under common control with another person, and all terms used in this Agreement which are defined in Article 9 of the Uniform Commercial Code (the “UCC”) as currently in effect in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein;

NOW, THEREFORE, in order to induce the Investors to purchase the Notes and in consideration of the premises and the agreements herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Representation. Pledgor hereby represents that neither it nor any of its affiliates owns any interest in any technology, intellectual property or other assets or rights of any nature whatsoever used by Neonode or necessary for Neonode to carry on its business.

2. Pledge and Grant of Security Interest and Substituting and Release of Collateral.

(a) As collateral security for all of the Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and assigns to the Investors and grants to the Investors a continuing security interest in, the following (the “Pledged Collateral”):

(i) The Pledged Shares, the certificates representing the Pledged Shares and all options and other rights, contractual or otherwise, in respect thereof, and

(ii) All proceeds of any and all of the foregoing (including dividend whether paid in cash or in kind); in each case, as its interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

3. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for the following (collectively, the “Obligations”): (i) the timely satisfaction by Neonode of all of its liabilities and obligations under the Notes, (ii) any breach by Pledgor of its representations contained herein, and (iii) the performance by Pledgor of all of its obligations arising under, or contemplated by, this Agreement.

4. Delivery of the Pledged Collateral. All certificates currently representing the Pledged Shares shall be delivered to Pledgeholder on or prior to the execution and delivery of this Agreement, to be held by it as agent of and for the benefit of the Investors. All other certificates and other instruments constituting Pledged Collateral from time to time shall be delivered to the Pledgeholder promptly upon the receipt thereof by or on behalf of the Pledgor. All such certificates and instruments shall be held on behalf of the Investors by Pledgeholder pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Pledgeholder.

5. Representations and Warranties. The Pledgor represents and warrants as follows:

(a) The Pledged Shares have been duly authorized and are validly issued, fully paid and nonassessable.

(b) The Pledgor is and will be at all times the legal and beneficial owner of the Pledged Collateral, free and clear of any lien, security interest, option or other charge or encumbrance, except for transfer restrictions under applicable federal and state securities laws and the security interest created by this Agreement, except as set forth on Exhibit C attached hereto.

(c) Pledgor shall be entitled to all dividends payable in cash.

(d) The Investors’ rights to exercise any of their rights and remedied hereunder will not contravene any contractual restriction binding on or affecting Pledgor or any of its properties and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

(e) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required for (i) the grant by Pledgor, or the perfection, of the security interest purported to be created hereby in the Pledged Collateral or (ii) the exercise by the Investors of any of their rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

(f) This Agreement creates a valid security interest in favor of the Investors in the Pledged Collateral, as security for the Obligations. Pledgeholder’s having possession of the certificates representing the Pledged Shares and all other certificates and instruments constituting Pledged Collateral from time to time results in the perfection of such security interest. Such security interest is, or in the case of Pledged Collateral in which Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest.

(g) All shareholders of Neonode, including the Pledgor, have irrevocably waived all pre-emption rights under the articles of association in relation to the Pledged Collateral and all shareholders have undertaken to procure that such waiver is binding upon each waiving shareholder’s successors and assigns.

6. Covenants. So long as any of the Obligations shall remain outstanding, Pledgor will, unless the Pledgeholder on the Investors’ behalf shall otherwise consent in writing:

(a) keep adequate records concerning the Pledged Collateral and permit the Pledgeholder or other representative of the Investors at any reasonable time and from time to time examine and make copies of and abstracts from such records;

(b) at its expense, promptly deliver to the Investors a copy of each notice or other communication received by it in respect of the Pledged Collateral;

(c) at its expense, defend Investors’ right, title and security interest in and to the Pledged Collateral against the claims of any person;

(d) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein;

(e) not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any Pledged Collateral except for the security interest created hereby, or

(f) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant hereto.

7. Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.

(a) So long as no Default shall have occurred and be continuing:

(i) Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement;

(ii) Pledgor may receive and retain in trust for the benefit of the Investors in case there is a Default, any and all dividends paid in cash with respect of the Pledged Collateral; and

(iii) The Pledgeholder and the Investors will execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) of this Section 7(a) and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) of this Section 7(a).

(b) Upon the occurrence and during the continuance of a Default;

(i) all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of a subsection (a) of this Section 7, and to receive the dividends which it would otherwise be authorized to receive and retain pursuant to paragraph (ii) of subsection (a) of this Section 7, shall cease, and all such rights shall thereupon become vested in the Investors, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends;

(ii) without limiting the generality of the foregoing, the Pledgeholder on the Investors’ behalf may, at its option, exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of Neonode, or upon the exercise by Neonode of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iii) all dividends which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 7(b) shall be received in trust for the benefit of the Investors, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Pledgeholder as Pledged Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Pledgeholder as Pledged Collateral and as further collateral security for the Obligations.

8. Additional Provisions Concerning the Pledged Collateral.

(a) Upon the occurrence and during the continuance of a Default, Pledgor hereby appoints Pledgeholder the Pledgor’s attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in name of Pledgor or otherwise, from time to time in Pledgeholder’s discretion, to take any action and to execute any instrument which Pledgeholder may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 7(a) hereof), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of any Pledged Collateral and to give full discharge for the same.

(b) Upon the occurrence of and during the continuance of a Default, the Pledgor undertakes to execute and deliver (or cause to be executed and delivered) to the Pledgeholder all such proxies and other instruments as the Pledgeholder may reasonably request for the purpose of enabling the Pledgeholder to exercise the voting and other rights which the Pledgeholder is entitled to exercise under this Agreement upon the occurrence and continuance of a Default.

(c) If the Pledgor fails to perform any agreement or obligation contained herein, Pledgeholder itself may perform or cause performance of , such agreement or obligation, and the expenses of Pledgeholder incurred in connection therewith shall be payable by Pledgor.

(d) The Pledgor hererby irrevocably waives all per-emption rights under Neonode’s articles of association in relation to all shares in Neonode held by the Pledgeholder for and on behalf of the Investors to secure the obligations under the Notes.

9. Remedies Upon Default: If a Default shall have occurred and be continuing;

(a) Upon 30 days prior notice to Pledgor, the Pledgeholder on the Investors’ behalf may sell, assign and deliver to any person (including, but not limited to, themselves) any or all of the Pledged Collateral in such manner and upon such terms and conditions as the Pledgeholder, in its sole discretion may deem proper, with or without demand, advertisement or notice to Pledgor of the date, time or place of any such sale or sales or adjournments thereof.

(b) The Pledgeholder on the Investors’ behalf may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Pledgeholder may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least 30 days notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgeholder shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Pledgeholder may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Pledgor recognizes that the Pledgeholder on the Investors’ behalf may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Collateral and that the Pledgeholder on the Investors’ behalf may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution of resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the Investors than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Pledgeholder shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the United States Securities Act of 1933, a amended.

(d) Any cash held by the Pledgeholder as Pledged Collateral and all cash proceeds received by the Pledgeholder in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied as follows:

(i) First, to the payment of the reasonable costs and expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Investors in connection with (A) the administration of this Agreement, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (C) the exercise or enforcement of any of the rights of the Investors hereunder or (D) the failure of Pledgor to perform or observe any of the provisions hereof;

(ii) Second, at the option of the Pledgeholder on the Investors’ behalf, to the payment or other satisfaction of any liens and other encumbrances upon any of the Pledged Collateral;

(iii) Third, to the payment of the Obligations;

(iv) Fourth, to the payment of any other amounts required by applicable law; and

(v) Fifth, the surplus proceeds, if any, to Pledgor or to whosoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(e) Pledgor hereby waives and releases any and all rights of equity of redemption whether before or after any sale, transfer, or other disposition or application contemplated by this Section 9 and, except as herein expressly required, any and all notice to Pledgor of the foregoing action.

(f) For the avoidance of doubt, Chapter 10 of the Swedish Commercial code (Sw. Handelshalken) shall not apply when the Pledgeholder enforces the Pledged Collateral.

10. Expenses. Each party to this Agreement shall pay all of its own expenses incurred in connection with this Agreement.

11. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, sent by fax or delivered, if to the Pledgeholder or the Investors, c/o AIGH Investment Partners, LLC, 6006 Berkeley Avenue, Baltimore, Maryland 21209, fax 212-751-2892, Attention: Orin Hirschman, with a copy to Hahn & Hessen LLP, 488 Madison Avenue, New York, New York 10022, fax 212-478-7400, Attention: James Kardon, Esq,; and if to Pledgor, [________________] or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (i) if mailed, when deposited in the mail, (ii) if sent by facsimile, when received, or (iii) if delivered, when delivered.

12. Pledgeholder.

The Parties to this Agreement agree that AIGH, as the Pledgeholder (or any successor Pledgeholder hereunder), shall have no liability for any act or omission in the capacity of the Pledgeholder under this Agreement except for a willful misconduct or gross negligence. No successor Pledgeholder shall be liable for any act or omissions of a predecessor Pledgeholder.

The Pledgeholder may resign at any time by giving seven days written notice to the parties to this Agreement and the Investors, acting by a majority in number, may replace the Pledgeholder by giving the Pledgeholder two days written notice of the replacement and the identity of the new Pledgeholder. In the event of a resignation, the Investors, acting by a majority in number, shall designate a successor Pledgeholder and give notice as to the identity of the new Pledgeholder to the parties to this Agreement.

13. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the parties hereto, and no waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall be effective unless it is in writing and signed by the Investors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Pledgeholder or the Investors to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Investors provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) Upon the satisfaction in full of the Obligations, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor, and (ii) the Pledgeholder or the Investors will, upon Pledgor’s request; (A) return to Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

(e) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(f) The courts of New York, New York shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

[Signatures on the following pages.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Stockholder Pledge and Security Agreement as of the date first above written.

PLEDGOR

By:	_____________________________
Name:	_____________________________
Title:	_____________________________

PLEDGEHOLDER

AIGH INVESTMENT PARTNERS, LLC

By:	_______________________________
Name:	_______________________________
Title:	_______________________________

EXHIBIT A

The Investors

EXHIBIT B

Shares of Neonode Inc held by the Pledgor

EXHIBIT C

Liens, Security Interest, Options or Other Charges or Encumbrances on the Pledged Collateral